Exhibit 99.1

J&J SNACK FOODS’ FIRST QUARTER NET SALES

INCREASE 32% LEADING TO EPS OF $0.58

Pennsauken, NJ, January 31, 2022 - J&J Snack Foods Corp. (NASDAQ: JJSF) today reported financial results for the first quarter ended December 25, 2021.

	First Quarter
	Actuals	% v. LY

Net Sales	$318.5M	32.2%
Operating Income	$14.8M	2468%
Net Earnings	$11.1M	524%
Earnings per Diluted Share (EPS)	$0.58	520%

Dan Fachner, J&J Snack Foods President and CEO, commented, “Our first quarter fiscal 2022 results reflect a continuation of positive consumer trends and healthy demand for our products even as the spread and impact of Covid-19 accelerated throughout the quarter. Net sales increased 32% year-over-year and by 17% versus the same period in fiscal 2019, led by strong results from our core products including pretzels and churros, frozen novelties, as well as sales exceeding pre-pandemic levels in our frozen beverages segment. The Food Service segment grew 32%, compared to the prior year period, while the Retail and Frozen Beverages segments grew 9% and 54%, respectively. Overall, our first quarter sales performance demonstrates ongoing strength and our belief of the tremendous growth potential of our business in both the near- and long-term as we move deeper into a post-pandemic recovery.”

“As was the case last quarter, our industry continues to experience unprecedented inflationary pressures and higher-than-expected cost increases across many facets of the business, from raw materials and ingredients, to transportation, packaging and labor. First quarter fiscal 2022 gross margin was 25%, favorably comparing to 21% for the prior year, but below the 28% gross margin generated in the comparable 2019 period. Our organization continues to focus on specific actions to offset the short-term cost challenges and we have identified a number of opportunities to reduce expenses across our business, including procurement, R&D, production and distribution. In addition, we have four new production lines scheduled to be activated in fiscal 2022 that will leverage automation to improve efficiencies. Finally, we are also implementing additional price increases for our products across nearly all of our categories. Collectively, we expect these initiatives to improve our gross margins progressively over the second quarter of fiscal 2022 and into the back-half of the fiscal year.”

"With a strong balance sheet and liquidity position, we have the financial flexibility to continue making select return-focused strategic investments in sales, marketing and product innovation to further J&J’s position as a leader in the snack foods segment. We are also actively evaluating inorganic, accretive growth opportunities that complement our existing product portfolio and bring added value to our shareholders. We are confident that our continued execution on these strategic priorities is positioning J&J Snack Foods for continued near- and long-term growth and success, particularly as economic trends further improve and segments of our of business such as theaters, amusement parks and outdoor events continue their recovery.”

“I believe our future is exceedingly bright as we leverage our unique and valuable assets, including some of the most powerful and enduring brands in the snack food industry, brands that are real and sustainable and have been time tested. This year, J&J Snack Foods is celebrating the 50th anniversary of its founding, highlighting our transformational growth and success over five decades driven by a disciplined approach toward managing the business and an organization-wide commitment to ‘serving fun’ to our customers. We are determined to continue that trend in 2022 and beyond."

Total Company First Quarter Highlights

Net sales increased 32% to $318.5 million in Q1 of fiscal 2022, compared to Q1 of fiscal 2021, and by 17%, compared to Q1 of fiscal 2019.

Key highlights include:

●	Sales were driven by growth in core products, including soft pretzels, churros, bakery and frozen beverages.
●	Food Service sales exceeded Q1 ’21 by 32%, and surpassed Q1 ’19 by 18%.
●	Retail segment sales exceeded Q1 ’21 by 9% and surpassed Q1 ’19 by 36%.
●

Frozen Beverage segment sales beat Q1 ’21 sales by 54%, led by frozen beverages growing over 113%; frozen beverage sales surpassed Q1 ’19 by 8% led by strong growth across restaurant, convenience, and amusement channels, and an improving theater business that grew sequentially each month of the quarter.

Gross profit as a percentage of sales was 25% in Q1 ’22, compared to 21% in Q1 ’21, reflecting the operating leverage benefit of increased sales, favorable product mix and corresponding margin efficiencies.

Total operating expenses were 20.3% of sales for the quarter, a decrease of 30 bps, compared to Q1 ’21. Expenses were negatively impacted by industry-wide freight and distribution cost increases. Distribution costs were 10.5% of sales in the quarter, an increase of 96 bps versus the prior year period, while marketing and selling expenses were 6.6% of sales, a decrease of 62 bps versus the prior year period. Administrative expenses were 3.3% of sales in Q1 ’22, favorably comparing to 3.9% in Q1 ’21.

Operating income was $14.8 million in the first quarter of fiscal 2022, compared to $0.6 million in the prior year period, largely reflecting the operating leverage in our model and the aforementioned items. Net earnings in Q1 ‘22 increased to $11.1 million, compared to $1.8 million in Q1 ’21. Our effective tax rate was 27% in Q1 ‘22.

Food Service Segment First Quarter Highlights

●	Q1 ’22 food service sales exceeded Q1 ’21 by 32% and surpassed Q1 ’19 sales by 18%.
●

Customer venues across theaters, sports, amusement, convenience, schools and restaurants and strategic accounts are experiencing a surge in post pandemic demand driving strong sales in our core products, including 54% increase in soft pretzel sales to $50.4 million, 34% increase in frozen novelties sales to $8.5 million, churro sales growth of 69% to $19.5 million led by customer expansion and growing menu penetration, bakery sales growth of 21% to $107.8 million, and, handheld sales growth of 5% to $18.5 million.

●	Sales of new products were approximately $2 million driven primarily by new bakery items.
●	Q1 ’22 operating income increased 46% to $9.0 million driven by strong sales and improved product mix, and the benefits of expense leverage.

Retail Segment First Quarter Highlights

●	Q1 ’22 retail sales increased 9%, compared to Q1 ’21, and grew 36% versus Q1 ’19 sales.
●

Soft pretzels increased 17%, compared to Q1 ’21, and sales increased 59% as compared to Q1 ’19 led by our SuperPretzel core product and growing pretzel bites volume. Frozen novelties sales increased 16%, and were 62% higher than the same quarter in fiscal 2019 aided by wider distribution for Luigi’s, Whole Fruit, Dogsters, Icee and Minute Maid brands. Biscuit sales increased 8% in the quarter. Handheld sales declined 54% to $1.3 million driven by proactive discontinuations of margin dilutive products.

●	Operating income increased 6% to $5.0 million driven by higher sales and the benefits of expense leverage compared to prior year.

Frozen Beverages Segment First Quarter Highlights

●	Frozen beverage segment sales beat Q1 ’21 sales by 54% led by beverage sales, and surpassed pre-Covid 2019 sales for the same quarter by 6%.
●

Beverage sales grew over 100%, $17.9 million higher than in Q1 ’21 and 8% higher than Q1 ’19 reflecting the growing momentum across theater, amusement, convenience, and restaurant channels. In the amusement channel, we continue to see strong growth in indoor focused venues where we are well positioned for growth. Theater sales improved steadily over the quarter including a strong December where sales were just slightly below pre-Covid 2019 levels.

●

Service revenues increased 16%, the strongest quarter in history, led by an acceleration in preventive maintenance calls. Equipment sales increased 21% driven mainly by growth from large QSR and convenience customers.

●	Q1 ’22 Operating income increased to $0.9 million, compared to a Q1 ’21 operating loss of $10.3 million, as strong sales drove leverage across the business.

About J&J Snack Foods Corp.

J&J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS** Flavored Ice Pops, Tio Pepe’s & CALIFORNIA CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. J&J Snack Foods Corp. has approximately twenty manufacturing facilities and generates more than $1 billion in annual revenue. The Company has a history of strong sales growth and financial performance and remains focused on opportunities to expand its unique niche market product offering while bringing smiles to families worldwide. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company

**SOUR PATCH KIDS is a registered trademark of Mondelēz International group, used under license.

Certain Definitions

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; COVID-19 related expenses; net (gain) loss on sale or disposal of assets; impairment charges, and restructuring costs.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that this measure is useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that this measure is useful to an investor in evaluating our performance because it is widely used in the food and beverage industry.

A certain adjusted non-GAAP financial measure is presented in this release. Management believes this adjusted non-GAAP measure provides useful information to Management and investors by excluding certain income, expenses, and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes this adjusted measure is a useful performance measure because certain items included in the calculation of net earnings may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliation corresponding to this adjusted measure, by identifying individual adjustments, provides a useful mechanism for investors to consider this adjusted measure with some, or all, of the identified adjustments.

Management uses this non-GAAP financial measure on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as a substitute for net earnings, operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. This non-GAA measure is not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Investor Contact:

Joseph Jaffoni, Norberto Aja or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended
	December 25,	December 26,
	2021	2020

Net Sales	$318,490	$240,997

Cost of goods sold	239,115	190,872
Gross Profit	79,375	50,125

Operating expenses
Marketing	20,907	17,301
Distribution	33,315	22,889
Administrative	10,369	9,440
Other general expense	(61)	(83)
Total Operating Expenses	64,530	49,547

Operating Income	14,845	578

Other income (expense)
Investment income	271	1,370
Interest expense & other	(18)	(15)

Earnings before income taxes	15,098	1,933

Income tax expense	4,007	155

NET EARNINGS	$11,091	$1,778

Earnings per diluted share	$0.58	$0.09

Weighted average number of diluted shares	19,153	19,031

Earnings per basic share	$0.58	$0.09

Weighted average number of basic shares	19,085	18,935

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 25,	September 25,
	2021	2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$268,460	$283,192
Marketable securities held to maturity	5,506	7,980
Accounts receivable, net	162,585	162,939
Inventories	132,724	123,160
Prepaid expenses and other	6,771	7,498
Total current assets	576,046	584,769

Property, plant and equipment, at cost	766,510	757,242
Less accumulated depreciation and amortization	495,516	490,055
Property, plant and equipment, net	270,994	267,187

Other assets
Goodwill	121,833	121,833
Other intangible assets, net	77,191	77,776
Marketable securities held to maturity	2,038	4,047
Marketable securities available for sale	7,327	10,084
Operating lease right-of-use assets	54,195	54,555
Other	2,282	1,968
Total other assets	264,866	270,263
Total Assets	$1,111,906	$1,122,219

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$146	$182
Accounts payable	91,010	96,789
Accrued insurance liability	15,352	16,260
Accrued liabilities	13,307	10,955
Current operating lease liabilities	13,512	13,395
Accrued compensation expense	12,688	17,968
Dividends payable	12,083	12,080
Total current liabilities	158,098	167,629

Noncurrent finance lease liabilities	354	392
Noncurrent operating lease liabilities	45,970	46,557
Deferred income taxes	61,061	61,578
Other long-term liabilities	425	409

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,089,000 and 19,084,000 respectively	75,386	73,597
Accumulated other comprehensive loss	(13,827)	(13,383)
Retained Earnings	784,439	785,440
Total stockholders' equity	845,998	845,654
Total Liabilities and Stockholders' Equity	$1,111,906	$1,122,219

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Three months ended
	December 25,	December 26,
	2021	2020
Operating activities:
Net earnings	$11,091	$1,778
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of fixed assets	11,923	12,269
Amortization of intangibles and deferred costs	588	679
Gains from disposals of property & equipment	(27)	-
Share-based compensation	1,083	1,244
Deferred income taxes	(529)	(8)
Loss (gain) on marketable securities	44	(681)
Other	(4)	(80)
Changes in assets and liabilities net of effects from purchase of companies
Decrease in accounts receivable	231	13,701
Increase in inventories	(9,958)	(5,641)
Decrease (increase) in prepaid expenses	719	(889)
Decrease in accounts payable and accrued liabilities	(9,707)	(1,068)
Net cash provided by operating activities	5,454	21,304
Investing activities:
Purchases of property, plant and equipment	(16,100)	(9,676)
Proceeds from redemption and sales of marketable securities	7,200	26,148
Proceeds from disposal of property and equipment	231	880
Other	-	15
Net cash provided by (used in) investing activities	(8,669)	17,367
Financing activities:
Proceeds from issuance of stock	706	4,390
Payments on finance lease obligations	(74)	(86)
Payment of cash dividend	(12,080)	(10,876)
Net cash used in financing activities	(11,448)	(6,572)
Effect of exchange rate on cash and cash equivalents	(69)	427
Net increase (decrease) in cash and cash equivalents	(14,732)	32,526
Cash and cash equivalents at beginning of period	283,192	195,809
Cash and cash equivalents at end of period	$268,460	$228,335

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Three months ended
	December 25,	December 26,
	2021	2020

Sales to External Customers:
Food Service
Soft pretzels	$50,421	$32,687
Frozen novelties	8,457	6,295
Churros	19,489	11,542
Handhelds	18,495	17,611
Bakery	107,831	88,964
Other	7,039	3,326
Total Food Service	$211,732	$160,425

Retail Supermarket
Soft pretzels	$16,194	$13,888
Frozen novelties	17,802	15,316
Biscuits	8,271	7,660
Handhelds	1,276	2,780
Coupon redemption	(896)	(1,075)
Other	48	525
Total Retail Supermarket	$42,695	$39,094

Frozen Beverages
Beverages	$33,763	$15,855
Repair and maintenance service	22,011	18,896
Machines revenue	7,847	6,489
Other	442	238
Total Frozen Beverages	$64,063	$41,478

Consolidated Sales	$318,490	$240,997

Depreciation and Amortization:
Food Service	$6,669	$6,786
Retail Supermarket	366	386
Frozen Beverages	5,476	5,776
Total Depreciation and Amortization	$12,511	$12,948

Operating Income :
Food Service	$9,001	$6,180
Retail Supermarket	4,984	4,723
Frozen Beverages	860	(10,325)
Total Operating Income	$14,845	$578

Capital Expenditures:
Food Service	$10,233	$8,286
Retail Supermarket	2,529	21
Frozen Beverages	3,338	1,369
Total Capital Expenditures	$16,100	$9,676

Assets:
Food Service	$794,819	$744,277
Retail Supermarket	29,802	31,668
Frozen Beverages	287,285	275,898
Total Assets	$1,111,906	$1,051,843

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three months ended

	December 25,	December 26,
	2021	2020

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	11,091	1,778
Income Taxes	4,007	155
Investment Income	(271)	(1,370)
Interest Expense	18	15
Depreciation and Amortization	12,511	12,948
Share-Based Compensation	1,083	1,244
COVID-19 (Recoveries) Expenses	(874)	745
Net (Gain) Loss on Sale or Disposal of Assets	(27)	-
Adjusted EBITDA	27,538	15,515